1 WEX INC. 2017 EXECUTIVE DEFERRED COMPENSATION PLAN ARTICLE 1-INTRODUCTION 1.1 Purpose of Plan WEX Inc. (the “Company”) has adopted the Plan set forth herein to provide a means by which certain employees of the Company and its Affiliates may elect to defer receipt of designated percentages or amounts of their Eligible Compensation and to provide a means for certain other deferred compensation opportunities in the form of Employer contributions. 1.2 Status of Plan The Plan is intended to defer the recognition of taxable income by Participants until the distribution of amounts they have deferred or their Employer has contributed in accordance with the Plan terms without the imposition of any penalties. Therefore, the Plan is intended to comply with all applicable law consistent with that intent, including Section 409A and shall be interpreted and administered in accordance with such intent. To the extent of any inconsistency between this Plan and Section 409A, Section 409A shall govern and control. The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2) and 301(a)(3) of ERISA, and shall be interpreted and administered in a manner consistent with such intent. ARTICLE 2-DEFINITIONS Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context: 2.1 Account means, for each Participant, the account established for his or her benefit under Section 5.1. 2.2 Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date. 2.3 Affiliate means a corporation, trade or business (i) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code and (ii) that participates in the Plan with the consent of the Company. 2.4 Affiliate Sale means a sale or other disposition of an Affiliate or the sale or disposition of all or substantially all of the assets of an Affiliate; provided, however, that the Affiliate Sale also constitutes a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5)(i).

2 2.5 Annual Bonus means the bonus earned by a Participant with respect to a Plan Year under the Employer’s regular fiscal year bonus plan, prior to taking into account any Annual Deferral under this Plan for such Plan Year. 2.6 Annual Deferral means the portion of the Eligible Compensation which is deferred by a Participant under Section 4.1. 2.7 Base Salary means the salary earned by a Participant during a Plan Year, prior to taking into account any Deferral Election under this Plan for such Plan Year. 2.8 Board means the Board of Directors of the Company. 2.9 Business Day means each day on which the United States securities markets are open for business. 2.10 Change in Control means any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the board of the ultimate parent thereof); (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the board of the ultimate parent thereof; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the board of

3 the ultimate parent thereof. Notwithstanding the foregoing, for any payments or benefits hereunder that are subject to Section 409A, the Change in Control must also constitute a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5)(i). 2.11 Claimant means a Participant or Designated Beneficiary filing a claim under Article 10 of this Plan. 2.12 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection. 2.13 Commissions means sales commissions payable to a Participant during a Plan Year in accordance with Treasury Regulations Section 1.409A-2(a)(12), prior to taking into account any Annual Deferral under the Plan for such Plan Year. 2.14 Company has the meaning ascribed to such term in Article 1. 2.15 Designated Beneficiary means the person or persons designated or deemed to be designated by the Participant on an Election Form (or such other form as approved or prescribed by the Plan Administrator) or pursuant to Section 7.3 of the Plan to receive benefits payable under the Plan in the event of the Participant’s death. A Participant’s Designated Beneficiary may be changed by the Participant at any time by filing an Election Form (or such other form as approved or prescribed by the Plan Administrator) containing the revised instructions. 2.16 Disability means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator. 2.17 Distribution Date means each date that is the last business day of January or the last business day of June. 2.18 Earnings means a positive or negative adjustment to the value of an Account, based upon the investments in which the assets attributable to a Participant’s Account are invested, or deemed invested, in accordance with Section 5.2 of the Plan. 2.19 Effective Date means September 19, 2017; provided, however, that the first Plan Year with respect to which Annual Deferrals or other contributions may be made shall be the Plan Year commencing January 1, 2018. 2.20 Election Form means the participation election form (which may be electronic) as approved and prescribed by the Plan Administrator. 2.21 Eligible Compensation means the Eligible Employee’s Base Salary, Annual Bonus, and Commissions earned by an Eligible Employee for each Plan Year.

4 2.22 Eligible Employee means each employee of the Company or an Affiliate with a title of Vice President or above, as defined in the Employer’s HR system of record, who is paid through U.S. payroll and who has, as of December 1 of the year prior to the Plan Year with respect to which deferrals or contributions are to be made under Article 4, an annual Base Salary of at least $150,000. 2.23 Employer means the Company and each Affiliate, together with any successor to all or a major portion of their assets or business. 2.24 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection. 2.25 Incentive Contribution means a discretionary additional contribution made by the Employer for the benefit of a Participant as described in Section 4.3. 2.26 Insolvent means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. 2.27 Matching Contribution means a contribution made by the Employer for the benefit of a Participant as described in Section 4.2. 2.28 Participant means any Eligible Employee who elects to participate in the Plan in accordance with Article 3 and any former Eligible Employee who continues to participate in the Plan in accordance with Article 3. 2.29 Plan means this WEX Inc. 2017 Executive Deferred Compensation Plan, as amended from time to time. 2.30 Plan Administrator means the person, persons or entity designated by the Company to administer the Plan and to serve as the agent for the Company with respect to the Plan and Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator. 2.31 Plan Year means a calendar year. 2.32 Section 409A means Section 409A of the Code and the regulations or other guidance issued thereunder, as modified from time to time. 2.33 Separation from Service means an employee’s termination of employment with the Employer. Whether a Separation from Service has occurred shall be determined by the Plan Administrator in accordance with Section 409A. Except in the case of an employee on a bona fide leave of absence, as provided below, an employee is deemed to have incurred a Separation from Service as of a date certain if the Employer and employee reasonably anticipate that the level of services to be performed by the employee after such date certain would be reduced to 20% or less of the average services rendered by the employee during the immediately preceding

5 36-month period (or the total period of employment, if less than 36 months), disregarding periods during which the employee was on a bona fide leave of absence. An employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of (i) the six (6) month anniversary of the commencement of the leave, or (ii) the expiration of the employee’s right, if any, to reemployment under statute or contract. The Company specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Section 409A. 2.34 Specified Employee means an employee of the Company or an Affiliate who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a calendar year, in which case such employee shall be considered a Specified Employee for the twelve-month period beginning on the first day of the fourth month immediately following the end of such calendar year. Notwithstanding the foregoing, all employees who are nonresident aliens during an entire calendar year are excluded for purposes of determining which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for such calendar year. The term “nonresident alien” as used herein shall have the meaning set forth in Treasury Regulations Section 1.409A-1(j). In the event of any corporate spinoff or merger, the determination of which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for such calendar year shall be determined in accordance with Treasury Regulations Section 1.409A-1(i)(6). 2.35 Trust means one or more trusts established pursuant to one or more trust agreements between the Company and the Trustee named therein, as amended from time to time. 2.36 Trustee means the trustee or trustees under the Trust. 2.37 Unforeseeable Emergency means a severe financial hardship resulting from illness or accident of the Participant or the Participant’s spouse, Designated Beneficiary or dependent (as defined in Section 152 of the Code without regard to subsections (b)(1), (b)(2) and (d)(1)(B) of that section); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, all as determined by the Plan Administrator in compliance with Section 409A. 2.38 Valuation Date means each Business Day. ARTICLE 3-PARTICIPATION 3.1 Commencement of Participation Any Eligible Employee who elects to defer part of his or her Eligible Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1. Any Eligible Employee who is not already a

6 Participant and whose Account is credited with an Incentive Contribution shall become a Participant as of the date such amount is credited. 3.2 Continued Participation A Participant shall be eligible to defer Eligible Compensation and receive allocations of Matching Contributions and Incentive Contributions, subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee. A Participant who is no longer an Eligible Employee but has not Separated from Service may not defer Eligible Compensation under the Plan beyond the Plan Year in which he or she became ineligible but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account. On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero (0). An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid. ARTICLE 4-ANNUAL, MATCHING AND INCENTIVE CONTRIBUTIONS 4.1 Annual Deferrals The election to defer the receipt of Eligible Compensation shall be made on an Election Form and shall apply separately to each type of Eligible Compensation to be deferred. The maximum amount of Eligible Compensation that a Participant may elect to defer for any Plan Year is (i) as to Base Salary, 80%; (ii) as to Annual Bonus, 98%; and as to Commissions, 80%. Notwithstanding the foregoing, the Plan Administrator may in its sole discretion establish a minimum deferral amount at any time or from time to time, may increase the maximum amount which may be deferred and may establish different minimum and maximum deferral amounts for different Participants. If no election is made, the amount deferred shall be zero. A new deferral election will be required for each Plan Year. An Election Form must be delivered, in accordance with procedures established by the Plan Administrator, before the end of the Plan Year preceding the Plan Year for which the election is to be effective. In the case of Commissions, services are deemed performed in the year in which the customer pays the Employer. A Participant’s Eligible Compensation shall be reduced in accordance with the Participant’s election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant’s Account as of the date the amounts are received by the Trustee. 4.2 Matching Contributions At the Employer’s sole discretion, the Employer may make Matching Contributions at a rate established by the Employer. Each Matching Contribution will be credited, as of the later of the date it is received by the Trustee or the date the Trustee receives from the Plan Administrator such instructions as the Trustee may reasonably require to allocate the amount received among the asset accounts maintained by the Trustee. Unless and until modified by the Company, in its sole discretion, the Matching Contribution for Participants who are Vice Presidents or above, will equal 100% of the amount of the Participant’s Annual Bonus deferred into the Plan for the Plan Year, up to a maximum of 6% of such Annual Bonus.

7 4.3 Incentive Contributions In addition to other amounts deferred under the Plan, the Employer may, in its sole discretion, select one or more Eligible Employees to have an Incentive Contribution allocated to his or her Account on such terms as the Employer shall specify at the time it defers such amount. For example, the Employer may credit an amount to a Participant’s Account and condition the payment of that amount and accrued earnings thereon upon the Participant remaining employed by the Employer for an additional specified period of time. If the Employer does not specify a method of distribution, the Incentive Contribution, to the extent vested, shall be distributed in a manner consistent with the election last made by the Participant under Section 7.5. The Employer, in its discretion, may permit the Participant to designate a distribution schedule for a particular Incentive Contribution provided that such designation is made under the timing rules of Section 4.1 as if the Participant were making an Annual Deferral. 4.4 Employment Taxes For each Plan Year in which an Annual Deferral is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Eligible Compensation that is not being deferred or other appropriate sources, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on the amount of such Annual Deferral and/or on the amount of other vested contributions pursuant to Section 4.2 or 4.3 above. ARTICLE 5-ACCOUNTS 5.1 Accounts The Plan Administrator shall establish an Account for each Participant reflecting Annual Deferrals, Matching Contributions and Incentive Contributions made for the Participant’s benefit together with any adjustments for Earnings and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant’s Account. The Plan Administrator shall establish sub- accounts for each Participant that has more than one election in effect under Section 7.5 and such other sub-accounts as are necessary for the proper administration of the Plan. 5.2 Investments The assets of the Trust shall be invested in such investments by the Trustee, following direction from the Employer. The Participant’s investment preferences may be (but are not required to be) considered when investing the assets attributable to a Participant’s Account. 5.3 Valuation of Account As of each Valuation Date, a Participant’s Account shall consist of the Account Balance as of the immediately preceding Valuation Date, plus any amounts credited under Article IV since the immediately preceding Valuation Date, plus (or minus) any Earnings thereon since the immediately preceding Valuation Date, and minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Valuation Date.

8 ARTICLE 6-VESTING 6.1 General A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Annual Deferrals and Matching Contributions, and all Earnings attributable thereto, credited to his or her Account. A Participant shall become vested in the portion of his or her Account attributable to Incentive Contributions in accordance with the terms of the Incentive Contribution specified by the Employer, subject to earlier vesting in accordance with Sections 6.3, 6.4, and 6.5. 6.2 Vesting Service For purposes of applying any vesting schedule that may apply to an Incentive Contribution, a Participant shall be considered to have completed a year of service for each complete year of full-time service with the Employer or an Affiliate, measured from the Participant’s first date of such employment, unless the Employer also maintains a 401(k) plan that is qualified under section 401(a) of the Internal Revenue Code in which the Participant participates, in which case any rules governing vesting service under that plan shall also be controlling under this Plan. 6.3 Change in Control; Affiliate Sale A Participant shall become fully vested in his or her Account immediately prior to a Change in Control. A Participant that is employed by an Affiliate that undergoes an Affiliate Sale shall become fully vested in his or her Account immediately prior to such Affiliate Sale. 6.4 Death or Disability A Participant shall become fully vested in his or her Account immediately prior to death or Disability. 6.5 Insolvency A Participant shall become fully vested in his or her Account Balance immediately prior to the Employer becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account Balance. ARTICLE 7-PAYMENTS 7.1 Time of Payment of Plan Benefit In accordance with Section 7.5, a Participant shall elect to have all or a portion of his or her Account Balance distributed, subject to the terms of this Article 7 and the Election Form, commencing: (a) Separation from Service. Upon the Distribution Date next following the six- month anniversary of the Participant’s Separation from Service.

9 (b) Specified Distribution Date. Upon the earlier of (i) the specified Distribution Date (in accordance with rules established by the Plan Administrator) or (ii) the Distribution Date next following the six-month anniversary of the Participant’s Separation from Service. The Participant’s election of a time of distribution may only be changed by the Participant consistent with Section 7.7. 7.2 Payments upon Affiliate Sale; Effect of a Change in Control Notwithstanding a Participant’s election or the other provisions of this Article 7, upon an Affiliate Sale, the Employer that undergoes such Affiliate Sale shall pay to any Participant employed by such Employer a lump sum payment equal to his or her vested Account Balance as soon as administratively practicable, but in any event within 60 days of such event. Notwithstanding a Participant’s election or the other provisions of this Article 7, the Board may determine in connection with a Change in Control, whether or not to terminate the Plan under Section 9.2. 7.3 Payment upon Death; Payment upon Disability. Notwithstanding a Participant’s election or other provisions of this Article 7, if a Participant dies or becomes Disabled prior to the distribution of any or all of his or her Account Balance, the Account Balance shall be paid in a single lump-sum payment (i) to the Participant, as soon as administratively practicable but not later than 90 days following the date of the Participant’s Disability or (ii) to the Participant’s Designated Beneficiary or Designated Beneficiaries, as soon as administratively practicable but not later than 90 days following the date of the Participant’s death. Any beneficiary designation shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no Designated Beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, payment shall be made in a single lump sum to the Participant’s estate. 7.4 Unforeseeable Emergency Notwithstanding a Participant’s election under Section 7.1 and 7.5, a Participant may elect payment on account of an Unforeseeable Emergency. Payment may not be made under this section to the extent the Unforeseeable Emergency is or may be relieved through insurance or other assets available to the Participant without causing severe financial hardship; shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay income or penalty taxes reasonably anticipated to result from the payment); and shall be made only to the extent permitted under Section 409A. 7.5 Form of Payment A Participant shall elect from the alternatives in Section 7.1 (on the Election Form used to elect to defer Eligible Compensation under Section 4.1) the time at which the Annual Deferrals, Matching Contributions and, to the extent not specified by the Employer at grant, vested

10 Incentive Contributions, if any, (including any Earnings attributable thereto) will commence to be paid to the Participant. The Participant shall also elect thereon for payments to be paid in either: (a) a single lump-sum payment; or (b) annual installments over a period elected by the Participant up to 10 years, the amount of each installment to be paid on the Distribution Date coinciding with or next following the anniversary of the date of the first payment, in an amount equal to the Account Balance (or portion thereof covered by the form of payment election) as of a Valuation Date no earlier than ten (10) days prior to the applicable payment date, divided by the number of installments remaining to be paid. In the event a Participant fails to make a distribution election, the portion of his or her vested Account Balance for which no election is in effect shall be distributed as a lump sum following the earliest to occur of the Participant’s death, Disability or Separation from Service at the time specified in Section 7.1 or 7.3, as applicable. Except as otherwise provided in this Article 7, payment of a Participant’s Account shall be made in accordance with the Participant’s elections under this Section 7.5. 7.6 Small Benefit In the event the Plan Administrator determines that the vested balance of all of a Participant’s Account under the Plan is less than $10,000 upon a payment event, the entire amount shall be paid in the form of a lump sum payment, notwithstanding any Participant election to the contrary, on the Distribution Date next following the six-month anniversary of the Separation from Service (if the applicable payment event is a Separation from Service and no payment has yet been made) or otherwise on the next following Distribution Date. 7.7 Changes in Form of Benefit A Participant’s election to change the form in which some or all of his or her Account Balance is to be paid shall, to the extent required by Section 409A, meet the following requirements: (a) the new election may not take effect until at least 12 months after the date on which the election is made; (b) a new election with respect to a payment described in Treasury Regulations Section 1.409A-3(a)(4) may not be made within 12 months of the date the lump sum payment is to be made or the first installment is to be made; and (c) in the case of an election related to a payment other than Disability or death, the payment with respect to which such change is made must be deferred for a period of not less than 5 years from the date such payment would otherwise have been made. 7.8 Forfeiture of Non-Vested Amounts

11 To the extent that any amounts credited to a Participant’s Account are not vested at the time such amounts are otherwise payable under Section 7.1, such amounts shall be forfeited and shall be used to satisfy the Employer’s obligation to make contributions to any Trust under the Plan. 7.9 Effect of Reemployment In the event a Participant has a Separation from Service and is subsequently rehired after payment of any portion of his or her Account Balance under this Plan has commenced, any such payments due under the method selected by the Participant shall continue to be made. For purposes of determining the compensation of such a rehired employee that is eligible to be deferred under the Plan, payments made pursuant to this Plan shall not count as Eligible Compensation. If a Participant who has had a Separation from Service is rehired before payment of any portion of his or her Account Balance under this Plan has commenced or has been made, the Participant shall be deemed as if he or she had not had a Separation from Service. 7.10 Taxes The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust. ARTICLE 8-PLAN ADMINISTRATOR 8.1 Plan Administration and Interpretation The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, Designated Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Designated Beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements or ERISA. 8.2 Powers, Duties, Procedures, Etc. The Plan Administrator shall have such powers and duties as are described herein and in ERISA, and may adopt such policies and procedures, may act in accordance with such policies and procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal

12 procedures with respect to the Plan as it may establish, consistent with its duties under the Plan and ERISA. 8.3 Information To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require. 8.4 Indemnification of Plan Administrator The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith. ARTICLE 9-AMENDMENT AND TERMINATION 9.1 Amendments The Board (or a committee thereof) shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on behalf of the Company by its duly authorized officer. 9.2 Termination of Plan This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any employee or a consideration for, or an inducement or condition of employment for, the performance of the services by any employee. The Board reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on behalf of the Company by its duly authorized officer. Upon termination, the Employer may (a) elect to continue to maintain any Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account Balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable; and all Account Balances shall be paid in compliance with Section 409A under Treasury Regulations Section 1.409-3(j)(4)(ix). After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Employer prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Employer. 9.3 Existing Rights

13 No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination without the consent of such Participant. ARTICLE 10-CLAIMS PROCEDURE Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Plan Administrator which shall make all determinations concerning such claim. Any claim filed with the Plan Administrator and any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Claimant. If claim for benefits is denied by the Plan Administrator, the Plan Administrator shall give written notice of such denial to the applicant, by certified or registered mail, within 60 days after the claim was filed with the Plan Administrator; provided, however, that such 60-day period may be extended to 120 days by the Plan Administrator if it determines that special circumstances exist which require an extension of the time required for processing the claim. Such denial shall set forth: (a) the specific reason or reasons for the denial; (b) the specific Plan provisions on which the denial is based; (c) any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the Plan’s claim review procedure. Following receipt of such denial, the applicant or his or her duly authorized representative may: (a) request a review of the denial by filing written application for review with the Plan Administrator within 60 days after receipt by the applicant of such denial; (b) review documents pertinent to the claim at such reasonable time and location as shall be mutually agreeable to the applicant and the Plan Administrator; and (c) submit issues and comments in writing to the Plan Administrator relating to its review of the claim. The Plan Administrator shall, after consideration of the application for review, render a decision and shall give written notice thereof to the applicant, by certified or registered mail, within 60 days after receipt by the Plan Administrator of the application for review; provided, however, that such 60-day period may be extended to 120 days by the Plan Administrator if it determines that special circumstances exist which require an extension of the time required for processing the application for review. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

14 ARTICLE 11-TRUST 11.1 Establishment of the Trust The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the Trust at the time of the transfer. 11.2 Interrelationship of the Plan and the Trust The provisions of the Plan and the Election Form shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. 11.3 Distributions from the Trust Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan. ARTICLE 12-MISCELLANEOUS 12.1 No Funding The Plan constitutes a mere unsecured promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA. 12.2 Non-assignability None of the benefits, payments, proceeds or claims of any Participant or Designated Beneficiary shall be subject to any claim of any creditor of any Participant or Designated Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or Designated Beneficiary, nor shall any Participant or Designated Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan. 12.3 Limitation of Participants’ Rights

15 Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause. 12.4 Participants Bound Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan. 12.5 Receipt and Release Any payment to any Participant or Designated Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Designated Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect; provided, however, that the timing of such release shall be in compliance with Section 409A and shall not cause an impermissible delay of payment. If any Participant or Designated Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds. 12.6 Governing Law The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of Delaware, without effect to conflicts of laws provisions thereof. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. 12.7 Headings and Subheadings Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof. 12.8 Section 409A Compliance. The terms of the Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A, and the Company shall have no right to make any payment under the Plan, except in compliance with Section 409A. It is intended that each installment of any payments made hereunder shall be treated as a separate “payment” for purposes of Section 409A. It is intended that payments made under the Plan on or before the 15th day of the third month following the end of the Participant’s first taxable year in which the right to the payment is no

16 longer subject to a substantial risk of forfeiture shall be exempt from compliance with Section 409A pursuant to the exception for short-term deferrals set forth in Treasury Regulations Section 1.409A-1(b)(4). A payment made hereunder will be considered timely made if made in accordance with Treasury Regulations Section 1.409A-3(d). If a Participant is a Specified Employee as of the date of his or her Separation from Service and distribution is made on account of Separation from Service, no amount will be paid under this Plan during the six-month period following such separation, unless such Participant sooner dies. No Employer shall have an obligation to reimburse a Participant for any tax penalty or interest payable, or provide a gross-up payment in connection with any tax liability of a Participant under Section 409A. The Company shall have no authority to accelerate payments in excess of the authority permitted under Treasury Regulations Section 1.409A-3(j). Payment may be delayed to a date after the payment date designated in the Plan if the Company’s deduction with respect to such payment otherwise would be limited or eliminated by the application of Section 162(m) of the Code, in which case the payment shall be made upon the earliest date at which the Plan Administrator reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by the application of Section 162(m) of the Code. Any such delay shall apply to all scheduled payments to such Participant. For purposes of this Section 12.8, any reference to a term or event (including any authority or right of the Company, other Employer or a Participant) being “permitted” under or being in “compliance” with Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation prior to the payment date or to be liable for payment of interest or a penalty tax under Section 409A.